Exhibit 99.1

Semilux International Ltd. and Taiwan Color Optics, Inc., a Taiwan-based provider of LiDAR and ADB components and solutions, together with Chenghe Acquisition Co. Announce Closing of Business Combination

Taipei, February 15, 2024 -- Chenghe Acquisition Co. (“Chenghe”), a special purpose acquisition company, today announced the completion of its previously announced business combination (the “Business Combination”), with Taiwan Color Optics, Inc. (“TCO”), a Taiwan-based provider of LiDAR and ADB components and solutions, and their newly formed holding company, Semilux International Ltd. (“Semilux”), a Cayman Islands exempted company with limited liability. Ordinary shares of Semilux International Ltd. are expected to commence trading on the Nasdaq Capital Market under the ticker symbol “SELX” on February 16, 2024. The Business Combination was approved at a special meeting of Chenghe’s stockholders on February 2, 2024. Upon the closing of the Business Combination, trading of Chenghe’s Class A ordinary shares and units will cease.

“We are pleased to announce the closing of the Business Combination and would like to express our sincere gratitude to all of our stakeholders for their support during the process,” said Dr. Yung-Peng Chang, Chairman of the Board, Director and Co-Chief Executive Officer of Semilux. “For 14 years, TCO has provided laser modules and components across various sectors. Now, we're capitalizing on the autonomous vehicle market, advancing our LiDAR and ADB technologies to meet the industry's growing demand for safety standards. The Business Combination’s completion is expected to enhance our global brand and expand our U.S. customer base. Eager to seize market opportunities through collaborations with leading OEMs and Tier-1s, Semilux intends to leverage Taiwan’s semiconductor ecosystem to deliver global, high-quality, cost-effective product to improve its growth and deliver sustainable shareholder value.”

“We are excited to have completed the Business Combination with TCO and Semilux and look forward to witnessing more technological breakthroughs and Semilux’s transformative impact on the autonomous vehicle market,” said Mr. Richard Qi Li, Chairman of Chenghe Acquisition Co. “With its innovative LiDAR & ADB solutions and strong partnerships with the world’s leading OEM and Tier-1 suppliers, we believe that the company is well positioned to continue growing its business and deliver sustainable shareholder returns. We are thrilled about the future opportunities and look forward to working with Semilux as it embarks on its journey as a public company.”

Advisors

Ogier and Ross Law Group, PLLC acted as the legal advisor for Semilux. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is serving as financial advisor and lead capital markets advisor to Chenghe Acquisition Co. White & Case, Lee and Li, Attorneys-at-Law and Maples and Calder (Hong Kong) LLP acted as the legal advisors to Chenghe. Landi Law Firm acted as the legal advisor to TCO.

About Semilux International Ltd. and Taiwan Color Optics, Inc.

Semilux is domiciled in the Cayman Islands and operates through its subsidiaries, TCO and Semilux Ltd., a Cayman Islands exempted company with limited liability. TCO is an optical and 3D sensing technology company that is primarily involved in the customization, design and supply of optical components and integrated chip for various industries including autonomous driving, intelligent lighting, as well as unmanned aerial vehicles. In collaboration with its clients, TCO conceptualizes and produces high precision optics and sensing modules that are specifically customized to clients’ needs for ease of integration in overall design and production. Applications for TCO’s products include automotive laser headlight systems, adaptive driving beams (ADB) as well as light detection and autonomous driving systems (LiDAR). More information can be found at: http://www.semilux.com.

About Chenghe Acquisition Co.

Chenghe is a blank check company incorporated on April 7, 2021 as a Cayman Islands exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

No Offer or Solicitation

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Chenghe, TCO and Semilux and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Chenghe, TCO’s and Semilux’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding commencement of trading on Nasdaq, the failure to realize the anticipated benefits of the Business Combination, the expected use of proceeds, Semilux’s continued growth and expansion and its ability to deliver value to customers and investors, along with those other risks described under the heading “Risk Factors” in the definitive proxy statement/prospectus filed by Semilux with the Securities and Exchange Commission (the “SEC”) on January 12, 2024, and those that are included in any of Semilux’s and Chenghe’s future filings with the SEC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Semilux, Chenghe and/or TCO and are difficult to predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of Chenghe, Semilux and TCO undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

For investor and media inquiries, please contact:

Semilux International Ltd.

Investor Relations Department

Email: IR@semilux.com

Chenghe Acquisition Co.

38 Beach Road #29-11

South Beach Tower

Singapore 189767

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com